SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.   20549


                                FORM 8-K

                             CURRENT REPORT

                      Pursuant to Section 13 of the
                     Securities Exchange Act Of 1934


Date of Report (Date of earliest event reported):     December 20, 1993


                             SEARS DC CORP.
         (Exact name of registrant as specified in its charter)

Delaware                    0-17955                  36-3555546
(State or other           (Commission File          (IRS Employer
jurisdiction of             Number)                 Identification No.)
incorporation)

3711 Kennett Pike
Greenville, Delaware                                  19807
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (302) 888-3190

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Item 5.     Other Events.

      The Board of Directors of Sears DC Corp. ("SDC") declared a $167 million dividend on December 20, 1993 to its sole stockholder, Sears, Roebuck and Co. ("Sears"), payable on December 30, 1993. The Board also approved payment to Sears on December 30, 1993 of $319 million out of capital in excess of par value, such payment is characterized as a dividend under the Delaware General Corporation Law. Payment was effected by a $486 million reduction in SDC's investment in the notes of Sears and reduces capital at SDC to $5 million at December 31, 1993. The Net Worth Maintenance Agreement between Sears and SDC, which provides for Sears to maintain ownership of and positive stockholder's equity in SDC, remains in full force and effect. The reduction in capital was made possible as a result of Sears strategic repositioning that was completed in November 1993, with the sale of its Sears Mortgage Banking operations.

                               SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    SEARS DC CORP.

                              By:   /S/ Alice M. Peterson
                                    ALICE M. PETERSON
                                    President and Chief Executive Officer


January 7, 1994